Exhibit 3.31

The following certificate is compiled from the official certificate and subsequent amendments.

FILED - Oklahoma Secretary of State #3312052254 10/28/2004 14:33

10/28/2004    2:12 PM

OKLAHOMA SECRETARY OF STATE

OKLAHOMA

CERTIFICATE

OF

LIMITED PARTNERSHIP

TO:	OKLAHOMA SECRETARY OF STATE

2300 N. Lincoln Blvd., Room 101, State Capitol Building

Oklahoma City, Oklahoma 73105-4897

(405) 522-4560

The undersigned, for the purpose of forming a limited partnership under the provisions of 54 O.S., Section 309, do hereby execute and file this Certificate of Limited Partnership:

1.	A. The name of the limited partnership is:

SemMaterials, L.P.
(Please Note: The name of the limited partnership MUST contain the words LIMITED PARTNERSHIP or the abbreviations L.P. or LP)

2.	The address of the office in the State of Oklahoma at which the limited partnership records shall be kept:

6120 South Yale, Suite 1500	Tulsa, OK	74136
Street Address (P.O. Boxes are NOT acceptable.)	City	Zip Code

3.	The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

The Corporation Company	1833 S Morgan Rd. Oklahoma City	73128
Name	Street Address City (P.O. Boxes are NOT acceptable.)	Zip Code

4.	The name and business address of ALL general partners:

Name	Address	City	State	Zip Code
SemOperating G.P., L.L.C.	6120 South Yale, Suite 1500	Tulsa	OK	74136

5.	The term of existence: perpetual

6.	Any other matters the general partners determine to include:

SIGNATURES OF ALL GENERAL PARTNERS

Signed and dated this 27th day of October, 2004.

SemOperating G.P., L.L.C., general partner

/s/ Gregory C. Wallace
Signature	Signature
(List title if applicable )	(List title if applicable Vice President and Secretary

Gregory C. Wallace
(Type or Print Name)	(Type or Print Name)

Note: The certificate must be signed by all general partners. A certificate being signed on behalf of a corporation shall be signed by the president or by a vice-president and shall not be required to be attested or sealed. (54.O.S., Section 312.A.1 & A.4)